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                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Information Resource Engineering, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Baltimore, Maryland                                  /s/ KPMG LLP
October 29, 1999




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